United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 13, 2009	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

As discussed in Comtech Telecommunications Corp.’s (“the Company’s”) Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on September 23, 2009 (“the 2009 Form 10-K”), this Form 8-K is being filed to retroactively adjust portions of the Company’s 2009 Form 10-K solely to reflect the retroactive adjustment and presentation of the Company’s 2.0% convertible senior notes in accordance with the Company’s required adoption, effective as of August 1, 2009, of Financial Accounting Standards Board Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). Early adoption was prohibited. The information in this Form 8-K is not an amendment to, or restatement of, the 2009 Form 10-K.

Although the Company’s 2.0% convertible senior notes were no longer outstanding as of July 31, 2009, the Company is retroactively presenting the imputed liability and equity components of its 2.0% convertible senior notes in its consolidated balance sheets on a fair value basis. The Company is also retroactively reporting lower income before provision for income taxes, income taxes, net income and basic earnings per share since the Company’s historical reported interest expense has now been retroactively adjusted to reflect its nonconvertible debt borrowing rate of 7.5%, which is higher than the stated 2.0% convertible senior note rate. The adoption of FSP APB 14-1 did not impact the Company’s historically reported diluted earnings per share.

Beginning with the first quarter of the Company's fiscal year ending on July 31, 2010, the Company’s future SEC filings will present the retroactive application of FSP APB 14-1 on prior period information.

The required retroactive adoption of FSP APB 14-1 resulted in the following adjustments to historically reported information of the Company as of and for the fiscal years ended July 31, 2009, 2008 and 2007, respectively:

▪	an increase in interest expense of $3.2 million, $4.4 million and $4.1 million;

▪	a decrease in provision for income taxes of $1.2 million, $1.6 million and $1.5 million;

▪	a decrease in net income of $2.0 million, $2.8 million and $2.6 million;

▪	an increase of $13.0 million, $19.0 million and $19.0 million to additional paid-in capital; and

▪	a decrease of $13.0 million, $11.0 million and $8.2 million to retained earnings.

Because holders of the Company’s 3.0% convertible senior notes can only receive stock upon conversion, FSP APB 14-1 has no impact on the Company’s 3.0% convertible senior notes.

Based on the requirement to retroactively adjust and present the aforementioned, the following Items of the Company’s 2009 Form 10-K are being adjusted and are attached as Exhibits hereto and are hereby incorporated by reference herein:

▪	Item 1. Business

▪	Item 6. Selected Financial Data

▪	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

▪	Item 8. Financial Statements and Supplementary Data

No Items of the Company’s 2009 Form 10-K other than those identified above are being revised by this filing. Information in the Company’s 2009 Form 10-K is generally stated as of July 31, 2009 and this filing does not reflect any subsequent information or events other than the adoption of the accounting pronouncement described above.

Without limiting the generality of the foregoing, this filing does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the Company’s 2009 Form 10-K for any information, uncertainties, transactions, risks, events or trends occurring, or becoming known to management after July 31, 2009. This Current Report on Form 8-K should be read in conjunction with the 2009 Form 10-K and the Company’s other filings. For a discussion of events and developments subsequent to the filing of the Company’s 2009 Form 10-K, please refer to the Company’s SEC filings since September 23, 2009.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
23	Consent of Independent Registered Public Accounting Firm
99.1	Item 1. Business
99.2	Item 6. Selected Consolidated Financial Data
99.3	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.4	Item 8. Financial Statements and Supplementary Data

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: November 13, 2009

By:	/s/ Michael D. Porcelain
Name: Michael D. Porcelain
Title: Senior Vice President and
Chief Financial Officer